As filed with the Securities and Exchange Commission on September 16, 2022

Registration No. 333-267421

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLD ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Canada	98-1578275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1030 West Georgia Street, Suite 1830

Vancouver, BC V6E 2Y3

(Address of principal executive offices) (Zip Code)

Gold Royalty Corp. Long-Term Incentive Plan

(Full title of the Plans)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

(Name and address of agent for service)

(302) 738-6680

(Telephone number, including area code, of agent for service)

Copies to:

Rod Talaifar, Esq.	Rick A. Werner, Esq.
Sangra Moller LLP	Jayun Koo, Esq.
1000 Cathedral Place	Haynes and Boone, LLP
925 West Georgia Street	30 Rockefeller Plaza
Vancouver, BC, Canada V6C 3L2	26th Floor
Tel: +1 604 662-8808	New York, NY 10112
Tel: +1 212 659-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (this “Registration Statement”) is being filed solely to update the Consent of Independent Auditors by PricewaterhouseCoopers LLP, included as Exhibit 23.1 to the Registration Statement on Form S-8 (File No. 333-267421) filed with the Securities and Exchange Commission on September 14, 2022 (the “Original Filing”). An updated Exhibit 23.1 is filed as an exhibit to this Registration Statement.

Except as described above, this Registration Statement does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

Item 8. Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

EXHIBIT INDEX

Number	Description
4.1	Articles of Incorporation, as presently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on January 12, 2021)
4.2	Amended and Restated By-law No. 1 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on January 12, 2021)
4.3	By-law No.2 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on January 12, 2021)
4.4	Form of Indenture (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3/A, filed with the Commission on July 6, 2022
4.5	Specimen common share certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A, filed with the Commission on February 22, 2021 (File No. 333-252036)
5.1*	Opinion of Sangra Moller LLP
23.1**	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Sangra Moller LLP (included in Exhibit 5.1)
23.3*	Consent of Smythe LLP.
23.4*	Consent of MNP LLP
23.5*	Consent of MNP LLP
23.6*	Consent of Alastair Still
24.1*	Powers of Attorney (included on signature page of the Registration Statement).
99.1*	Gold Royalty Corp. Long-Term Incentive Plan
107*	Filing Fee Table

* Filed previously as an exhibit to the Company’s Registration Statement on Form S-8, filed September 14, 2022.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, Vancouver, British Columbia, Canada on September 16, 2022.

Gold Royalty CORP.

By:	/s/ David Garofalo
Name:	David Garofalo
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David Garofalo	Chief Executive Officer, President (Principal	September 16, 2022
David Garofalo	Executive Officer) and Chairman

/s/ Josephine Man	Chief Financial Officer (Principal Financial	September 16, 2022
Josephine Man	Officer and Principal Accounting Officer)

*	Chief Development Officer	September 16, 2022
John W. Griffith

*	Director	September 16, 2022
Amir Adnani

*	Director	September 16, 2022
Warren Gilman

*	Director	September 16, 2022
Ken Robertson

*	Director	September 16, 2022
Alan Hair

*	Director	September 16, 2022
Glenn Mullan

*	Director	September 16, 2022
Karri Howlett

* By:	/s/ Josephine Man
Josephine Man
As Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed by the undersigned, thereunto duly authorized, on September 16, 2022.

Puglisi & Associates
(Authorized Representative in the United States)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director